Exhibit 10.3

FORM OF
EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
VENTAS, INC.
AND
CARE CAPITAL PROPERTIES, INC.

DATED AS OF           , 2015

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”), dated as of            , 2015, is by and among VENTAS, INC., a Delaware corporation (“Ventas”), and CARE CAPITAL PROPERTIES, INC., a Delaware corporation (“SpinCo” and together with Ventas, each a “Party” and collectively, the “Parties”).

WHEREAS, the board of directors of Ventas has determined that it is in the best interests of Ventas and its shareholders to create a new publicly traded company which shall operate the SpinCo Business;

WHEREAS, in furtherance of the foregoing, the board of directors of Ventas has determined that it is appropriate and desirable to separate the SpinCo Business from the Ventas Business (the “Separation”);

WHEREAS, in furtherance of the foregoing, the Parties have entered into a Separation and Distribution Agreement, dated as of            , 2015 (the “Separation Agreement”) (any capitalized terms used but not defined herein shall have the meanings given to them in the Separation Agreement), and have entered or will enter into other Ancillary Agreements that will govern certain matters relating to the Distribution and the relationship of Ventas, SpinCo and their respective Affiliates prior to and following the Distribution Date; and

WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Agreement for the purpose of allocating assets, liabilities and responsibilities with respect to certain human resources, employee compensation and benefits matters between them to the extent not provided in, or varying from, the Separation Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  The following terms shall have the following meanings:

“Additional Contribution” has the meaning ascribed thereto in Section 3.1.2 of this Agreement.

“Affiliate” has the meaning ascribed thereto in the Separation Agreement.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Ancillary Agreements” has the meaning ascribed thereto in the Separation Agreement.

“Assets” has the meaning ascribed thereto in the Separation Agreement.

“Benefit Plan” means, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, operating partnership unit, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, paid time-off, disability or accident insurance plan, program, arrangement, agreement or commitment, corporate-owned or key-man life insurance or other compensatory or employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder, including any amendments or other modifications of such Laws and regulations that may be made from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the standard-form Confidentiality Agreement that Ventas and its Affiliates regularly enter into with their employees (and any predecessors to such form).

“Daily Stock Price” for a particular day for the SpinCo Common Stock or Ventas Common Stock, as applicable, means the closing price of the applicable stock on the New York Stock Exchange for such day, as reported by the Wall Street Journal.

“Distribution” has the meaning set forth in the recitals to the Separation Agreement.

“Distribution Date” has the meaning ascribed thereto in the Separation Agreement.

“Effective Time” has the meaning ascribed thereto in the Separation Agreement.

“Employee” means any individual who is a full or part-time common law employee of the applicable entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Force Majeure” has the meaning ascribed thereto in the Separation Agreement.

“Former Employee” means any former Employee or former non-employee director of Ventas or an Affiliate of Ventas or of SpinCo or an Affiliate of SpinCo, as of immediately prior to the Effective Time, whether having last been employed or retained by a member of the Ventas Group or a member of the SpinCo Group, including retired and other inactive terminated Employees.  Without limiting the generality of the foregoing, individuals who are on long-term disability leave as of the Effective Time shall be considered Former Employees for purposes of this Agreement.

“Governmental Authority” has the meaning ascribed thereto in the Separation Agreement.

“Group” means either the SpinCo Group or the Ventas Group, as the context requires.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Individual Agreement” means any individual (a) employment contract, (b) retention, severance or change in control agreement, (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), or (d) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) with a Ventas Group Employee or SpinCo Group Employee that is in effect immediately prior to the Distribution Date.

“Law” has the meaning ascribed thereto in the Separation Agreement.

“Liabilities” has the meaning ascribed thereto in the Separation Agreement.

“Parties” has the meaning ascribed thereto in the preamble to this Agreement.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Record Date” means the close of business on the date to be determined by the Ventas board of directors as of the record date for determining holders of Ventas Common Stock entitled to receive SpinCo Common Stock pursuant to the Distribution.

“Separation” has the meaning ascribed thereto in the recitals to this Agreement.

“Separation Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Severance Benefits” has the meaning ascribed thereto in Section 6.3.1 of this Agreement.

“SpinCo” has the meaning ascribed thereto in the preamble to this Agreement.

“SpinCo 401(k) Plan” has the meaning ascribed thereto in Section 3.1.1 of this Agreement.

“SpinCo Annual Bonus Plan” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“SpinCo Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by a member of the SpinCo Group after the Effective Time, but excluding any Ventas Benefit Plan.

“SpinCo Business” has the meaning ascribed thereto in the Separation Agreement.

“SpinCo Common Stock” means a share of common stock, par value $0.01 per share, of SpinCo.

“SpinCo Equity Plan” has the meaning ascribed thereto in Section 5.2 of this Agreement.

“SpinCo Group” has the meaning ascribed thereto in the Separation Agreement.

“SpinCo Group Employee” means, as of immediately prior to the Effective Time (x) each Employee of Ventas and its Subsidiaries who was formerly employed by                           and who commences employment with Ventas and its Subsidiaries pursuant to                           , and (y) each individual listed on Schedule A, including, in each case, any such Employee who is on an approved leave at such time, unless the applicable individual is absent as of the Effective Time due to long-term disability leave.

“SpinCo Group Non-Employee Director” means any Person who, immediately following the Effective Time, is a non-employee director of any member of the SpinCo Group.

“SpinCo Participant” means any SpinCo Group Employee who was, prior to the Effective Time, a participant in the applicable Ventas Benefit Plan or is, after the Effective Time, a participant in the applicable SpinCo Benefit Plan, or is a beneficiary, dependent or alternate payee of such a participant.

“SpinCo Ratio” means the quotient obtained by dividing the Ventas Stock Value by the SpinCo Stock Value.

“SpinCo Restricted Share Award” means an award of restricted shares of SpinCo Common Stock granted pursuant to the SpinCo Equity Plan.

“SpinCo Stock Option” means a stock option to purchase shares of SpinCo Common Stock granted pursuant to a SpinCo Equity Plan.

[“SpinCo Stock Value” means the average of the per-share Daily Stock Prices of SpinCo Common Stock on the New York Stock Exchange on the first [•] trading days that immediately follow the Distribution Date.](1)

“SpinCo Welfare Plans” means Welfare Plans that are maintained or contributed to by a member of the SpinCo Group, but excluding the Ventas Welfare Plans.

“Subsidiary” has the meaning ascribed thereto in the Separation Agreement.

“Transfer” has the meaning ascribed thereto in Section 3.1.2 of this Agreement.

“Transferred Account Balances” has the meaning ascribed thereto in Section 4.2 of this Agreement.

“Transition Services Agreement” has the meaning ascribed thereto in the Separation Agreement.

“U.S.” means the United States of America.

“Ventas 401(k) Plan” means the Ventas, Inc. 401(k) Profit Sharing Plan.

“Ventas Annual Bonus Plans” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“Ventas Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by Ventas or any of its Affiliates.

“Ventas Business” has the meaning ascribed thereto in the Separation Agreement.

“Ventas Common Stock” means a share of common stock, par value $0.25 per share, of Ventas.

“Ventas Deferred Compensation Plans” means the Ventas Executive Deferred Stock Compensation Plan and the Ventas Nonemployee Directors’ Deferred Stock Compensation Plan.

(1)  Note to Draft:  Under continued review, subject to Compensation Committee approval.

“Ventas DSUs” means deferred stock units in respect of Ventas Common Stock issued pursuant to the Ventas Deferred Compensation Plans.

“Ventas Equity Plans” means the Ventas, Inc. 2012 Incentive Plan, the Ventas, Inc. 2006 Incentive Plan (as amended December 8, 2008), the Ventas, Inc. 2006 Stock Plan for Directors and the Ventas, Inc. 2004 Stock Plan for Directors.

“Ventas ESPP” means the Ventas Employee and Director Stock Purchase Plan.

“Ventas Group” has the meaning ascribed thereto in the Separation Agreement.

“Ventas Group Employee” means any Employee of Ventas and its Subsidiaries immediately prior to the Effective Time who is not a SpinCo Group Employee, including any such Employee (who is not a SpinCo Group Employee) who is on an approved leave at such time.

“Ventas Group Non-Employee Director” means any Person who, immediately following the Effective Time, is a non-employee director of any member of the Ventas Group.

“Ventas Participant” means any Ventas Group Employee or Former Employee and who is, at any time prior to, on, or after the Effective Time, a participant in the applicable Ventas Benefit Plan or is a beneficiary, dependent or alternate payee of such a participant.

[“Ventas Post-Separation Stock Value” means the average of the per-share Daily Stock Prices of Ventas Common Stock on the New York Stock Exchange on the first [•] trading days that immediately follow the Distribution Date.](2)

“Ventas Ratio” means the quotient obtained by dividing the Ventas Stock Value by the Ventas Post-Separation Stock Value.

“Ventas Restricted Share Award” means an award of restricted shares of Ventas Common Stock granted pursuant to a Ventas Equity Plan.

“Ventas RSU Award” means an award of restricted stock units in respect of Ventas Common Stock granted pursuant to a Ventas Equity Plan.

“Ventas Stock Option” means a stock option to purchase shares of Ventas Common Stock granted pursuant to a Ventas Equity Plan.

“Ventas Stock Value” [means the closing per-share price of Ventas Common Stock trading “regular way with due bills” on the New York Stock Exchange on the Distribution

(2)  Note to Draft:  Under continued review, subject to Compensation Committee approval.

Date (or, if the Distribution Date is not a trading day, the first trading day immediately preceding the Distribution Date).](3)

“Ventas Welfare Plans” means the Ventas Welfare Plans in which SpinCo Group Employees participate immediately prior to the Effective Time.

“Welfare Plan” means a plan that provides for health, welfare or other insurance benefits (within the meaning of Section 3(1) of ERISA).

“Welfare Plan Transition Period” means, unless otherwise agreed by the parties, the period from the Effective Time through December 31, 2015.

ARTICLE II
EMPLOYMENT GENERALLY

2.1                               Continuation of Employment.  Except as required by applicable local Law, Ventas and its Affiliates shall take all actions necessary to ensure that, as of immediately prior to the Effective Time, (i) all SpinCo Group Employees are employed by a member of the SpinCo Group and (ii) all Ventas Group Employees are employed by a member of the Ventas Group.

2.2                               Service Recognition.  SpinCo shall give, or shall cause its Affiliates to give, each SpinCo Group Employee full credit for all purposes under any SpinCo Benefit Plan for such SpinCo Group Employee’s service with Ventas or any of its Affiliates prior to the Effective Time to the same extent such service was recognized by the corresponding Ventas Benefit Plan immediately prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits or as otherwise provided by applicable Law.

2.3                               No Severance Benefits.  The Distribution and the assignment, transfer, or continuation of employment of any Employee of Ventas or any of its Affiliates in connection therewith (including in accordance with Section 2.1 hereof) shall not be deemed a termination of employment entitling such Employee to severance or other similar termination payments or benefits under any applicable Law, Ventas Benefit Plan or SpinCo Benefit Plan.

2.4                               Former Employees.  SpinCo shall have no liability with respect to Former Employees, if any, as of the Effective Time. Ventas shall retain all liabilities with respect to Former Employees.

(3)  Note to Draft:  Under continued review, subject to Compensation Committee approval.

ARTICLE III
RETIREMENT PLANS

3.1                               The Ventas 401(k) Plan and SpinCo 401(k) Plan.

3.1.1                          Establishment of Plan and Trust.  SpinCo or one of its Affiliates shall adopt a retirement plan and related trust which are qualified and tax-exempt pursuant to Code Sections 401(a) and 501(a), respectively, and which are intended to meet the requirements of Code Section 401(k) (the “SpinCo 401(k) Plan”), and any trust agreement or other plan documents reasonably necessary in connection therewith, and shall cause a trustee to be appointed for the SpinCo 401(k) Plan.  Such actions shall be completed prior to, or as soon as reasonably practicable following, the Effective Time.

3.1.2                          Assumption of Liabilities; Transfer of Assets.  As soon as practicable after the Effective Time and subject to Applicable Law:  (a) Ventas shall cause the accounts (including any outstanding loan balances) of each SpinCo Group Employee in the Ventas 401(k) Plan to be transferred to the SpinCo 401(k) Plan and its related trust; (b) the SpinCo 401(k) Plan shall assume and be solely responsible for all Liabilities under the SpinCo 401(k) Plan relating to the accounts that are so transferred as of and following the time of such transfer; and (c) SpinCo shall cause such transferred accounts to be accepted by the SpinCo 401(k) Plan and its related trust and shall cause the SpinCo 401(k) Plan to satisfy all protected benefit requirements under the Code and applicable Law with respect to the transferred accounts (the “Transfer”).  Such Transfer shall be made in (i) cash but only to the extent it is not practicable to transfer in kind (as determined by the administrator of the Ventas 401(k) Plan) and (ii) promissory notes evidencing the transfer of outstanding loans.  As soon as practicable after the Effective Time and subject to Applicable Law, Ventas shall contribute to the account of each SpinCo Group Employee who is a participant in the SpinCo 401(k) Plan, to the extent not previously made, any matching contribution that it would ordinarily have made on behalf of such SpinCo Group Employee in the year in which the Effective Time occurs with respect to contributions actually made to the Ventas 401(k) Plan by such SpinCo Group Employee on or prior to the Effective Time (the “Additional Contribution”), and SpinCo shall cause such amount to be accepted by the SpinCo 401(k) Plan and its related trust for the benefit of each such SpinCo Group Employee.

3.2                               Reservation of Rights.  Except as provided in Section 3.1, the Parties hereby acknowledge that nothing in this Article III shall be construed to require (a) Ventas or any of its Affiliates to continue the Ventas 401(k) Plan before or after the Effective Time, and (b) SpinCo or any of its Affiliates to continue the SpinCo 401(k) Plan after the Effective Time following its establishment and receipt of the Asset and Liability transfer described in Section 3.1.  The Parties agree that (i) Ventas reserves the right, in its sole discretion, to amend or terminate the Ventas 401(k) Plan at any time following the date of this Agreement in accordance with its terms and applicable Law, and (ii) SpinCo reserves the right, in its sole discretion, to amend or terminate the SpinCo 401(k) Plan at any time following the date of this Agreement in accordance with its terms and applicable Law; provided; however that no such amendment to either the Ventas 401(k) Plan or the SpinCo 401(k) Plan shall prevent the actions described in Section 3.1.

ARTICLE IV
HEALTH AND WELFARE PLANS

4.1                               SpinCo Health and Welfare Plans.

4.1.1                          Welfare Plan Transition Period; Cessation of Participation in Ventas Health and Welfare Plans.  During the Welfare Plan Transition Period, SpinCo Group Employees shall continue (and employees of the SpinCo Group hired during the Welfare Plan Transition Period shall be eligible, so long as the SpinCo Group provides Ventas with all necessary notifications, eligibility verifications, and forms) to participate in the Ventas Welfare Plans providing medical, dental, life insurance, accidental death & dismemberment, employee assistance, and short-term and long-term disability benefits, on substantially the same terms applicable to similarly situated Ventas Group Employees.  SpinCo shall reimburse Ventas for the cost of such participation, in accordance with the provisions of Article II of the Transition Services Agreement, and such continued participation shall constitute “Services” for purposes of the Transition Services Agreement.  No later than the last day of the Welfare Plan Transition Period, SpinCo (acting directly or through its Affiliates) shall establish the SpinCo Welfare Plans.  It is the intention of the parties that SpinCo shall make available to SpinCo Group Employees (including for this purpose employees of the SpinCo Group hired during the Welfare Plan Transition Period) and their covered dependents who participate in Ventas Welfare Plans immediately prior to the conclusion of the Welfare Plan Transition Period the opportunity to enroll as of the day immediately following the conclusion of the Welfare Plan Transition Period in SpinCo Welfare Plans.

4.1.2                          Allocation of Health and Welfare Plan Liabilities.  All outstanding Liabilities relating to, arising out of, or resulting from health and welfare claims incurred by or on behalf of SpinCo Group Employees or their covered dependents under the Ventas Welfare Plans on or before the Distribution Date, or, in the case of claims under the Ventas Welfare Plans for medical, dental, life insurance, accidental death & dismemberment, employee assistance, and short-term and long-term disability benefits, on or before the conclusion of the Welfare Plan Transition Period, including, in all cases, claims incurred but not reported, shall (subject to the provisions of Article II of the Transition Services Agreement) be retained by Ventas.

4.1.3                          Waiver of Conditions.  To the extent permitted by applicable Law and the terms of the applicable SpinCo Welfare Plan, SpinCo (acting directly or through its Affiliates) shall take commercially reasonable efforts to cause the SpinCo Welfare Plans to (a) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any SpinCo Group Employee, other than limitations that were in effect with respect to the SpinCo Group Employee under the generally corresponding Ventas Welfare Plan immediately prior to the conclusion of the Welfare Plan Transition Period , and (b) waive any waiting period limitation or evidence of insurability requirement applicable to a SpinCo Group Employee other than limitations or requirements that were in effect with respect to such SpinCo Group Employee under the corresponding Ventas Welfare Plan immediately prior to the conclusion of the Welfare Plan Transition Period.  Such waivers shall apply to initial enrollment in the SpinCo Welfare Plans effective immediately following the conclusion of the Welfare Plan Transition Period.  Following the initial enrollment, pre-existing condition limitations, exclusions, and services conditions under the SpinCo Welfare Plans shall apply only to the extent allowable under HIPAA.

4.2                               Flexible Spending Accounts.  With respect to each SpinCo Group Employee, the parties shall use commercially reasonable efforts to ensure that any health or dependent care flexible spending accounts as of the Effective Time of such SpinCo Group Employee (whether positive or negative) (the “Transferred Account Balances”) under Ventas Welfare Plans that are health or dependent care flexible spending account plans are transferred, as soon as practicable after the Effective Time, from the Ventas Welfare Plans to SpinCo or its applicable Subsidiary.  SpinCo or its applicable Subsidiary shall assume responsibility as of the Effective time for all outstanding health or dependent care claims under the corresponding Ventas Welfare Plans of each SpinCo Group Employee for the calendar year in which the Effective Time occurs.

4.3                               COBRA and HIPAA Compliance.  Ventas shall continue to be responsible for compliance with the health care continuation requirements of COBRA (including the requirements under the American Recovery and Reinvestment Act), and the corresponding provisions of the Ventas Welfare Plans, with respect to any Employee of any member of the Ventas Group or the SpinCo Group or any of such employee’s covered dependents who incurs a qualifying event or loss of coverage under COBRA at or before the Effective Time (including as a result of the Separation and Distribution).  SpinCo shall be responsible for compliance with the health care continuation requirements of COBRA, and the corresponding provisions of the SpinCo Welfare Plans, with respect to any SpinCo Group Employee or any of such employee’s covered dependents who incurs a qualifying event or loss of coverage under the SpinCo Welfare Plans after the Effective Time (including during the Welfare Plan Transition Period, provided that coverage for the duration of such period shall be provided pursuant to the Ventas Welfare Plans).

4.4                               Time-Off Benefits.  SpinCo shall credit each SpinCo Group Employee immediately following the Effective Time with the amount of accrued but unused paid time-off as such SpinCo Group Employee had under the applicable Ventas paid time-off policy immediately prior to the Effective Time.

4.5                               Incurred Claim Definition.  For purposes of this Article IV, a claim or Liability is deemed to be incurred, unless otherwise provided in the governing plan document or insurance contract:  (a) with respect to medical, dental, and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (c) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (d) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

4.6                               Workers Compensation.  The ownership and administration of workers compensation insurance shall be governed by Section 5.1 of the Separation Agreement regarding insurance matters.  For the avoidance of doubt, nothing in this Agreement shall be interpreted to allocate between the Parties the claims and Liabilities under any workers compensation insurance policies.

ARTICLE V
EQUITY-BASED INCENTIVE PLANS; DEFERRED COMPENSATION PLANS

5.1                               Adjustment of Equity Awards.

5.1.1                          Ventas Stock Options held by Ventas Group Employees, Ventas Group Non-Employee Directors, SpinCo Group Non-Employee Directors, and Former Employees.  Each Ventas Stock Option held by a Ventas Group Employee, a Ventas Group Non-Employee Director, SpinCo Group Non-Employee Director, or Former Employee that is outstanding and unexercised as of immediately prior to the Effective Time shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Ventas Stock Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(a)                                 the number of shares of Ventas Common Stock subject to such Ventas Stock Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (i) the number of shares of Ventas Common Stock subject to such Ventas Stock Option immediately prior to the Effective Time by (ii) the Ventas Ratio; and

(b)                                 the per share exercise price of such Ventas Stock Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (i) the per share exercise price of such Ventas Stock Option immediately prior to the Effective Time by (ii) the Ventas Ratio.

5.1.2                          Ventas Stock Options held by SpinCo Group Employees.  Each Ventas Stock Option held by a SpinCo Group Employee that is outstanding and unexercised as of immediately prior to the Effective Time shall be converted into a SpinCo Stock Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Ventas Stock Option immediately prior to the Effective Time (except that references to Ventas in the applicable plan and award agreement shall be deemed to refer to SpinCo, unless clearly dictated otherwise by context); provided, however, that from and after the Effective Time:

(a)                                 the number of shares of SpinCo Common Stock subject to such SpinCo Stock Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (i) the number of shares of Ventas Common Stock subject to such Ventas Stock Option immediately prior to the Effective Time by (ii) the SpinCo Ratio; and

(b)                                 the per share exercise price of such SpinCo Stock Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (i) the per share exercise price of such Ventas Stock Option immediately prior to the Effective Time by (ii) the SpinCo Ratio.

5.1.3                          Ventas RSU Awards, Ventas Restricted Share Awards, and Ventas DSUs held by Ventas Group Employees, Ventas Group Non-Employee Directors, SpinCo Group Non-Employee Directors, and Former Employees. Each Ventas RSU Award, Ventas Restricted Share Award, and Ventas DSU held by a Ventas Group Employee, Ventas Non-Employee Director, SpinCo Non-Employee Director, or Former Employee, as applicable, that is outstanding as of immediately prior to the Effective Time shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Ventas RSU Award, Ventas Restricted Share Award, or Ventas DSU, as applicable, immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of shares of Ventas Common Stock to which such Ventas RSU Award, Ventas Restricted Share Award, or Ventas DSU, as applicable, relates shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (a) the number of shares of Ventas Common Stock to which such Ventas RSU Award, Ventas Restricted Share Award, or Ventas DSU, as applicable, related immediately prior to the Effective Time by (b) the Ventas Ratio.

5.1.4                          Ventas Restricted Share Awards held by SpinCo Group Employees.  Each Ventas Restricted Share Award held by a SpinCo Group Employee that is outstanding as of immediately prior to the Effective Time shall be converted into a SpinCo Restricted Share Award, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Ventas Restricted Share Award immediately prior to the Effective Time (except that references to Ventas in the applicable plan and award agreement shall be deemed to refer to SpinCo, unless clearly dictated otherwise by context); provided, however, that from and after the Effective Time, the number of shares of SpinCo Common Stock to which such SpinCo Restricted Share Award relates shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (a) the number of shares of Ventas Common Stock to which such Ventas Restricted Share Award related immediately prior to the Effective Time by (b) the SpinCo Ratio.

5.1.5                          For clarity, neither the Distribution nor the assignment, transfer, or continuation of employment or service of any Employee of Ventas or any of its Affiliates or of any non-employee director of any member of the Ventas Group in connection with the Distribution (including in accordance with Section 2.1 hereof) shall be deemed to be a termination of employment or service for purposes of the Ventas Equity Plans and the applicable award agreements thereunder.

5.2                               Establishment of SpinCo Equity Plan.  As of or prior to the Effective Time, SpinCo shall adopt an equity compensation plan (the “SpinCo Equity Plan”) pursuant to which equity awards may be granted to SpinCo Group Employees.  The SpinCo Equity Plan shall generally provide for the same types of awards as the Ventas Equity Plan. Ventas and SpinCo shall take all actions as may be necessary or advisable to adopt and obtain shareholder and/or board of directors approval of the SpinCo Equity Plan (and the awards in respect of shares of SpinCo Common Stock thereunder) in order to satisfy the requirement of Rule 16b-3 under the Exchange Act, and the applicable rules and regulations of any applicable exchange on which shares of SpinCo Common Stock will be traded.  The SpinCo Equity Plan shall be approved prior to the Effective Time by a member of the Ventas Group as SpinCo’s sole shareholder.

5.3                               Liabilities for Settlement of Awards.  Ventas shall be responsible for all Liabilities (and entitled to the tax deduction) associated with awards that relate to Ventas Common Stock following the Effective Time, including without limitation such awards held by Former Employees and SpinCo Group Non-Employee Directors, and SpinCo shall be responsible for all Liabilities (and entitled to the tax deduction) associated with awards that relate to SpinCo Common Stock following the Effective Time.  SpinCo shall notify Ventas of the occurrence of any settlement event with respect to Ventas Common Stock-based awards of a SpinCo Group Non-Employee Director as practicable but in no event later than 30 days thereafter and shall promptly provide to Ventas any other relevant information for purposes of such settlement.

5.4                               Deferred Compensation Plans.

5.4.1                     Ventas shall retain, or cause the applicable member of the Ventas Group to retain, all Assets and all Liabilities arising out of or relating to the Ventas Deferred Compensation Plans, and shall make payments to all participants in such Ventas Deferred Compensation Plans who are SpinCo Group Employees or SpinCo Group Non-Employee Directors in accordance with the terms of the applicable Ventas Deferred Compensation Plans.  SpinCo shall notify Ventas of the occurrence of any payment event with respect to a SpinCo Group Employee or SpinCo Group Non-Employee Director under the Ventas Deferred Compensation Plans as promptly as practicable but in no event later than 30 days thereafter and shall promptly provide to Ventas any other relevant information for purposes of payments pursuant to the Ventas Deferred Compensation Plans to SpinCo Group Employees or SpinCo Group Non-Employee Directors.

5.4.2                     Ventas and SpinCo acknowledge that none of the transactions contemplated by the Separation Agreement will, in and of itself, constitute a “separation from service” under Section 409A of the Code or trigger a payment or distribution of compensation under the Ventas Deferred Compensation Plans and, consequently, that the payment or distribution of any compensation to which any Ventas Group Former Employee, Ventas Group Non-Employee Director or SpinCo Group Non-Employee Director is entitled under the Ventas Deferred Compensation Plans will occur only at such time or times as provided in the applicable plan document and the applicable deferral election.

ARTICLE VI
ADDITIONAL COMPENSATION MATTERS; SEVERANCE

6.1                               Incentive Awards.

6.1.1                          Annual Incentive Plan.  Immediately prior to the Effective Time, SpinCo Group Employees shall cease participating in each Ventas annual bonus plan or policy (“Ventas Annual Bonus Plans”) and, as of the Effective Time, there shall be an accrual on the financial statements of SpinCo equal to the amount accrued by Ventas on its financial statements for the period beginning January 1, 2015 and ending immediately prior to the Effective Time for SpinCo Group Employees under such plans as appropriate based on the results achieved to date and the forecasted achievement of applicable annual targets.  As of the Effective Time, SpinCo Group Employees who were eligible to participate in the Ventas Annual Bonus Plans shall be eligible to participate in the SpinCo annual bonus plans or policies (“SpinCo Annual Bonus Plans”).  SpinCo shall be solely responsible for funding, paying and discharging all obligations under the SpinCo Annual Bonus Plans in respect of the annual bonus payable to the SpinCo Group Employees in respect of the calendar year in which the Effective Time occurs (and Ventas shall have no liability with respect to annual bonuses for such year).

6.1.2                          Long-Term Incentive Plan.  SpinCo shall be solely responsible for granting any equity-based compensation in respect of the service of SpinCo Group Employees with the Ventas Group or the SpinCo Group, prior to and following the Effective Time, respectively.  As of the Effective Time, there shall be an accrual on the financial statements of SpinCo equal to the amount accrued by Ventas on its financial statements for the period beginning January 1, 2015 and ending immediately prior to the Effective Time for equity-based compensation awards previously accrued but ungranted to SpinCo Group Employees based on the results achieved to date and the forecasted achievement of applicable annual targets.  Ventas shall have no responsibility of fulfilling its obligations for any previously accrued but ungranted equity-based compensation awards in respect of the service of SpinCo Group Employees with the Ventas Group or the SpinCo Group, prior to and following the Effective Time.  As such, Ventas shall have no liability with respect to such equity-based compensation.

6.2                               Individual Agreements. The parties hereto intend that, as of, and contingent upon, the Effective Time, all Individual Agreements between any SpinCo Group Employee and any member of the Ventas Group shall, other than with respect to restrictive covenants contained therein (including any provisions with respect to the ability to enforce such restrictive covenants), have been superseded by Individual Agreements between the applicable SpinCo Group Employee and a member of the SpinCo Group. To the extent that any such Individual Agreement has not been so superseded as of the Effective Time, such Individual Agreement, other than with respect to restrictive covenants contained therein (including any provisions with respect to the ability to enforce such restrictive covenants), is hereby assigned, as of the Effective Time, by Ventas (acting directly or through the applicable member of the Ventas Group) to SpinCo or a member of the SpinCo Group, it being understood that an Individual Agreement consisting in substance solely of restrictive covenants (including, without limitation, Confidentiality Agreements) shall not be so assigned.  With respect to restrictive covenants set forth in Individual Agreements (including in Confidentiality Agreements), Ventas or the applicable member of the Ventas Group may continue to enforce such covenants following the Effective Time as provided in such Individual Agreements; provided, however, that (a) the Effective Time shall be treated as the date of termination of employment for purposes of the duration of any such restrictive covenants and (b)  in no event may a member of the Ventas Group enforce any such restrictive covenant against a SpinCo Group Employee or former SpinCo Group Employee for actions taken in such individual’s capacity as a SpinCo Group Employee that are reasonably related to the SpinCo Business, and in no event shall service to the SpinCo Group be deemed to violate any non-competition covenants in favor of any member of the Ventas Group. The parties shall take commercially reasonable efforts to effectuate the intent of this Section 6.2.

6.3                               Severance Liabilities.

6.3.1                     Severance Liabilities of SpinCo.  SpinCo shall be solely responsible for all Liabilities in respect of all the costs of providing benefits under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes) (collectively, “Severance Benefits”) relating to the termination or alleged termination of employment of any SpinCo Group Employee that occurs on or after the Distribution Date.

6.3.2                     Severance Liabilities of Ventas.  Ventas shall be solely responsible for all Liabilities in respect of all the costs of providing the Severance Benefits relating to the termination or alleged termination of employment of any Ventas Group Employee that occurs before, on, or after the Distribution Date.

6.4                               Code Section 409A.  Notwithstanding anything to the contrary herein, if any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, Ventas and SpinCo shall cooperate in good faith to modify the applicable provision so that such taxes and/or penalties do not apply in order to comply with the provisions of Section 409A of the Code, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.

ARTICLE VII
GENERAL AND ADMINISTRATIVE

7.1                               Sharing of Participant Information.  Ventas and SpinCo shall share, and Ventas shall cause each other member of the Ventas Group to share, and SpinCo shall cause each other member of the SpinCo Group to share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the SpinCo Benefit Plans and the Ventas Benefit Plans.  Ventas and SpinCo and their respective authorized agents shall, subject to applicable laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration.  Until the Distribution Date, all participant information shall be provided in the manner and medium applicable to participating companies in Ventas Benefit Plans generally, and thereafter all participant information shall be provided in a manner and medium as may be mutually agreed to by Ventas and SpinCo.

7.2                               Reasonable Efforts/Cooperation.  Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, subject to applicable Law, Ventas shall make commercially reasonable efforts to provide SpinCo with access to, or copies of, (a) the employee records and files of the SpinCo Group Employees, including, to the extent necessary to the administration of SpinCo Benefit Plans, and (b) employee data, beneficiary designations, and similar information utilized for purposes of the Ventas Benefit Plans.  Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a Governmental Authority in any jurisdiction in the U.S. or abroad.

7.3                               No Third-Party Beneficiaries.  Except as expressly provided for in this Agreement or the Separation Agreement, no provision of this Agreement or any of the other Transaction Documents shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Ventas Group Employee, SpinCo Group Employee or any Former Employee, or future Employee of Ventas or any of its Affiliates or SpinCo or any of its Affiliates under any Ventas Benefit Plan or SpinCo Benefit Plan or otherwise, nor shall any such provision be construed as an amendment to any employee benefit plan or other employee compensatory or benefit arrangement.  Furthermore, nothing in this Agreement is intended to confer upon any Employee or Former Employee any right to continued employment or continued service, any recall or similar rights to an Employee on layoff or any type of approved leave, or to change the employment status of any Employee from “at will.”

7.4                               Not a Change in Control.  The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any Ventas Benefit Plan or SpinCo Benefit Plan.

ARTICLE VIII
MISCELLANEOUS

8.1                               Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

8.2                               Affiliates.  Each of Ventas and SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their respective Affiliates.

8.3                               Representations.  Ventas represents on behalf of itself and on behalf of other members of the Ventas Group, and SpinCo represents on behalf of itself and on behalf of other members of the SpinCo Group, as follows:

8.3.1                          Corporate Power.  Each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby.

8.3.2                          Due Execution.  This Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

8.4                               Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware including all matters of validity, construction, effect, enforceability, performance and remedies.

8.5                               Survival of Covenants.  Except as expressly set forth in any other Ancillary Agreement, the covenants and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive each of the transactions described in the Plan of Reorganization (as defined in the Separation Agreement) and the Distribution and shall remain in full force and effect.

8.6                               Force Majeure.  No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any other Ancillary Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under the Ancillary Agreements, as applicable, as soon as reasonably practicable.

8.7                               Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) in accordance with Section 10.5 of the Separation Agreement.

8.8                               Termination.  Notwithstanding any provision to the contrary, this Agreement may be terminated and the Distribution abandoned at any time prior to the Effective Time by and in the sole discretion of Ventas without the prior approval of any Person, including SpinCo.  In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors, shall have any liability to any Person by reason of this Agreement.  After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

8.9                               Severability.  If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties

8.10                        Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto) and the applicable provisions of the Separation Agreement together constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

8.11                        Indemnification; Dispute Resolutions.  Article IV of the Separation Agreement governs the Parties’ indemnification rights and obligations and Article VII of the Separation Agreement governs the resolution of any dispute between the Parties.

8.12                        Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party.  Notwithstanding the foregoing, no such consent shall be required for the assignment of a party’s rights and obligations under this Agreement and the Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a party’s rights and obligations under this Agreement and all Ancillary Agreements all at the same time) in connection with a change of control of a party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other party.  Except as provided in Article IV of the Separation Agreement with respect to Indemnifying Parties (as defined in the Separation Agreement), this Agreement is for the sole benefit of the Parties and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.13                        Specific Performance.  Subject to the provisions of Article VII of the Separation Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

8.14                        Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

8.15                        Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (d) references to “$” shall mean U.S. dollars, (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (f) the word “or” shall not be exclusive, (g) references to “written” or “in writing” include in electronic form, (h) unless the context requires otherwise, references to “Party” shall mean Ventas or SpinCo, as appropriate, and references to “Parties” shall mean Ventas and SpinCo, (i) provisions shall apply, when appropriate, to successive events and transactions, (j) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (k) Ventas and SpinCo have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (l) a reference to any Person includes such Person’s successors and permitted assigns.

8.16                        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

VENTAS, INC.

By:
Name:
Title:

CARE CAPITAL PROPERTIES, INC.

By:
Name:
Title: